Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-273062) of Cibus, Inc.;
(2)	Registration Statement (Form S-3 No. 333-266302) of Cibus, Inc.;
(3)	Registration Statement (Form S-8 No. 333-273069) pertaining to the Cibus, Inc. 2017 Omnibus Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-272177) pertaining to the Calyxt, Inc. 2017 Omnibus Incentive Plan;
(5)	Registration Statement (Form S-8 No. 333-270245) pertaining to the Calyxt, Inc. 2017 Omnibus Incentive Plan;
(6)	Registration Statement (Form S-8 No. 333-257972) pertaining to the Calyxt, Inc. 2017 Omnibus Incentive Plan and 2021 Employee Inducement Incentive Plan;
(7)	Registration Statement (Form S-8 No. 333-231336) pertaining to the Calyxt, Inc. 2017 Omnibus Incentive Plan of Calyxt, Inc.; and
(8)	Registration Statement (Form S-8 No. 333-219382) pertaining to the Calyxt, Inc. 2017 Omnibus Incentive Plan and the Calyxt, Inc. Equity Incentive Plan of Calyxt, Inc.

of our report dated March 2, 2023, except for the effects of the reverse stock splits described in Note 1 as to which the date is March 21, 2024, with respect to the consolidated financial statements of Cibus, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 21, 2024